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                                                                EXHIBIT 2.1


                                 EXCHANGE AGREEMENT

                                       AMONG

                   SHARED TECHNOLOGIES COMMUNICATIONS CORPORATION
                          INTERACTIVE CABLE SYSTEMS, INC.
                             RESNET COMMUNICATIONS, LLC
                            RESNET COMMUNICATIONS, INC.

                                        AND

                    GLOBAL INTERACTIVE TECHNOLOGIES CORPORATION




                           DATED AS OF NOVEMBER 30, 1998


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                                 TABLE OF CONTENTS

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                                                                      Page
                                                                      ----
1. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
2. CREATION OF HOLDING COMPANY. . . . . . . . . . . . . . . . . . . . . .1
   2.1 Formation of Delaware Corporation. . . . . . . . . . . . . . . . .1
   2.2 Acquisition of STC Business. . . . . . . . . . . . . . . . . . . .2
   2.3 Acquisition of ICS Business. . . . . . . . . . . . . . . . . . . .2
   2.4 Acquisition of ResNet Business . . . . . . . . . . . . . . . . . .3
   2.5 Merger of Contributed Subs into Newco Sub. . . . . . . . . . . . .3
   2.6 Post-Closing Adjustment. . . . . . . . . . . . . . . . . . . . . .3
   2.7 Financing Matters. . . . . . . . . . . . . . . . . . . . . . . . .5
3. ADDITIONAL UNDERTAKINGS AND COVENANTS. . . . . . . . . . . . . . . . .5
   3.1 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .6
   3.2 News Releases. . . . . . . . . . . . . . . . . . . . . . . . . . .6
   3.3 Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .6
4. REPRESENTATION AND WARRANTIES OF NEWCO . . . . . . . . . . . . . . . .7
   4.1 Organization and Standing. . . . . . . . . . . . . . . . . . . . .7
   4.2 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .7
   4.3 Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .8
   4.4 Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . .8
   4.5 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .8
   4.6 Status of Shares . . . . . . . . . . . . . . . . . . . . . . . . .9
   4.7 Offering of Shares . . . . . . . . . . . . . . . . . . . . . . . .9
5. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING COMPANIES . . . . .9
   5.1 Organization and Standing. . . . . . . . . . . . . . . . . . . . .10
   5.2 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .10
   5.3 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
   5.4 Financial Statements . . . . . . . . . . . . . . . . . . . . . . .10
   5.5 No Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .11
   5.6 Accounts Receivable . . . . . . . . . . . . . . . . . . . .  . . .11
   5.7 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .11
   5.8 Conduct of Contributed Businesses; Absence of Material
       Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . 12
   5.9 Title to Property and Assets. . . . . . . . . . . . . . . . . .. .14
   5.10 Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  . . .14
   5.11 Intellectual Property . . . . . . . . . . . . . . . . . . . . . .14
   5.12 Material Agreements . . . . . . . . . . . . . . . . . . . . . . .14
   5.13 Books and Records . . . . . . . . . . . . . . . . . . . . . . . .15
   5.14 Litigation; Disputes. . . . . . . . . . . . . . . . . . . . . . .16
   5.15 Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . .16
   5.16 Pension and Benefit Plans . . . . . . . . . . . . . . . . . . . .17
        5.16.1 Disclosure Schedule  . . . . . . . . . . . . . . . . . . .17
        5.16.2 Copies of Documents  . . . . . . . . . . . . . . . . . . .17
        5.16.3 Multiemployer Plans  . . . . . . . . . . . . . . . . . . .17

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
        5.16.4 ESOPs . . . . . . . . . . . . . . . . . . . . . . . . . . 17
        5.16.5 Funding . . . . . . . . . . . . . . . . . . . . . . . . . 17
        5.16.6 Contributions and Other Obligations . . . . . . . . .  . .18
        5.16.7 Qualified Plans . . . . . . . . . . . . . . . . . . .  . .18
        5.16.8 Compliance with Law . . . . . . . . . . . . . . . . .  . .18
        5.16.9 ERISA; Prohibited Transactions. . . . . . . . . . . .  . .19
        5.16.10 Non-deductible Payments. . . . . . . . . . . . . . .  . .19
        5.16.11 Reportable Events. . . . . . . . . . . . . . . . . .  . .19
        5.16.12 Foreign Plan . . . . . . . . . . . . . . . . . . . .  . .19
        5.16.13 Tax Form 5330. . . . . . . . . . . . . . . . . . . .  . .19
        5.16.14 Welfare Plans. . . . . . . . . . . . . . . . . . . .  . .19
        5.16.15 Post-Retirement Plans. . . . . . . . . . . . . . . .  . .19
        5.16.16 Health Care Continuation Coverage Requirements . . .  . .20
        5.16.17 Filed Returns and Reports. . . . . . . . . . . . . .  . .20
   5.17 Environmental . . . . . . . . . . . . . . . . . . . . . . . . . .20
   5.18 Transactions with Related Parties . . . . . . . . . . . . . . . .20
   5.19 Restrictions and Consents . . . . . . . . . . . . . . . . . . . .21
   5.20 Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .21
   5.21 Absence of Violation. . . . . . . . . . . . . . . . . . . . . . .22
   5.22 Compliance with Law; Approvals. . . . . . . . . . . . . . . . . .22
   5.23 Subscribers; Rights of Entry. . . . . . . . . . . . . . . . . . .23
   5.24 Cable Systems . . . . . . . . . . . . . . . . . . . . . . . . . .24
   5.25 FCC Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . .24
   5.26 FCC Applications. . . . . . . . . . . . . . . . . . . . . . . . .25
   5.27 FCC Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .25
   5.28 Zoning, Aviation, etc. Compliance . . . . . . . . . . . . . . . .25
   5.29 Compliance with the Copyright Act . . . . . . . . . . . . . . . .25
   5.30 Must-Carry and Retransmission Consent . . . . . . . . . . . . . .26
   5.31 Petitions for Special Relief. . . . . . . . . . . . . . . . . . .26
   5.32 Rate Regulation and Effective Competition . . . . . . . . . . . .26
   5.33 Hard Wire Public Right-of-Way Crossings . . . . . . . . . . . . .27
   5.34 Security Services . . . . . . . . . . . . . . . . . . . . . . . .27
   5.35 Copies of Documents . . . . . . . . . . . . . . . . . . . . . . .27
   5.36 Binding Obligation. . . . . . . . . . . . . . . . . . . . . . . .27
   5.37 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
6. RESTRICTED SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .28
   6.1 No Registration Under the Securities Act . . . . . . . . . . . . .28
   6.2 Acquisition for Investment . . . . . . . . . . . . . . . . . . . .28
   6.3 Evaluation of Merits and Risks of Investment . . . . . . . . . . .28
   6.4 Additional Information . . . . . . . . . . . . . . . . . . . . . .28
7. CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   7.1 Deliveries by Each Contributing Company. . . . . . . . . . . . . .29
   7.2 Deliveries by Newco. . . . . . . . . . . . . . . . . . . . . . . .30
8. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES . . . . . . . .31
   8.1 Survival of Representations. . . . . . . . . . . . . . . . . . . .31

                                     - ii -

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
   8.2 Agreement of the Contributing Companies to Indemnify . . . . . . .31
   8.3 Conditions of Indemnification. . . . . . . . . . . . . . . . . . .32
   8.4 Specific Performance . . . . . . . . . . . . . . . . . . . . . . .33
   8.5 Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . .33
9. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
   9.1 Additional Actions and Documents . . . . . . . . . . . . . . . . .33
   9.2 No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
   9.3 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   9.4 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   9.5 Entire Agreement; Amendment. . . . . . . . . . . . . . . . . . . .34
   9.6 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   9.7 Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . .35
   9.8 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
   9.9 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .35
   9.10 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .36
   9.11 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
   9.12 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
   9.13 Execution in Counterparts . . . . . . . . . . . . . . . . . . . .38
   9.14 Limitation on Benefits. . . . . . . . . . . . . . . . . . . . . .38
   9.15 Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . .38

EXHIBIT A      DEFINITIONS
EXHIBIT B      NEWCO CERTIFICATE OF INCORPORATION
EXHIBIT C      NEWCO BYLAWS
EXHIBIT D      STOCKHOLDERS AGREEMENT
EXHIBIT E      NEWCO SUB CERTIFICATE OF INCORPORATION
EXHIBIT F      NEWCO SUB BYLAWS
EXHIBIT G-1    CONTRIBUTING COMPANY OPINION OF COUNSEL
EXHIBIT G-2    CONTRIBUTING COMPANY OPINION OF COUNSEL
EXHIBIT H      NEWCO OPINION OF COUNSEL
EXHIBIT I      DELOITTE & TOUCHE TAX OPINION

                                 EXCHANGE AGREEMENT

          THIS EXCHANGE AGREEMENT (this "Exchange Agreement") is entered into as of November 30, 1998 by and among Shared Technologies Communications Corporation, a Delaware corporation ("STC"), Interactive Cable Systems, Inc., a California corporation ("ICS"), ResNet Communications, LLC, a Delaware limited liability company ("ResNet," and together with STC and ICS, the "Contributing Companies"), ResNet Communications, Inc., a Delaware corporation ("ResNet, Inc.") and Global Interactive Technologies Corporation, a Delaware corporation ("Newco").

          WHEREAS, each of the Contributing Companies has previously executed a Letter of Intent, dated August 18, 1998, relating to a proposed business combination of the businesses of the Contributing Companies in a newly-formed entity; and

          WHEREAS, the parties hereto are entering into this Exchange Agreement to provide for such business combination and to establish various rights and obligations in connection therewith.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   DEFINITIONS

For all purposes of this Exchange Agreement, certain capitalized terms specified in EXHIBIT A and used in this Exchange Agreement shall have the meanings set forth in that EXHIBIT A, except as otherwise expressly provided.

2.   CREATION OF HOLDING COMPANY

2.1  FORMATION OF DELAWARE CORPORATION

          (a) Prior to the date hereof, the parties hereto have caused Newco to be formed, and caused to be filed with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached as EXHIBIT B (the "Certificate of Incorporation"). The initial directors of Newco as set forth in the Certificate of Incorporation have caused Newco to adopt bylaws in the form attached as EXHIBIT C and to undertake certain other organizational actions. The initial directors of Newco have not caused Newco to take any other action, except as set forth herein or otherwise with the consent of the Contributing Companies.

          (b) Newco shall have no other issued and outstanding capital stock (or rights, options or warrants therefor) at the Closing except as expressly contemplated by this SECTION 2. At the Closing, Newco and each Contributing Company will execute and deliver the Stockholders Agreement in the form attached as EXHIBIT D.

          (c) Prior to the date hereof, the parties hereto have caused Newco to form a new Delaware corporation as Newco's wholly-owned subsidiary with the name Global Interactive Communications Corporation ("Newco Sub") to hold the businesses of the Contributing Companies as described in more detail in this SECTION 2, and caused to be filed with the Secretary of State of the State of Delaware a certificate of incorporation in the form attached as EXHIBIT E (the "Sub Certificate of Incorporation"). The initial directors of Newco Sub as set forth in the Sub Certificate of Incorporation have caused Newco Sub to adopt bylaws in the form attached as EXHIBIT F and to undertake certain other organizational actions. The initial directors of Newco Sub have not caused Newco Sub to take any other action, except as set forth herein or otherwise with the consent of the Contributing Companies.

          (d) Each of the Contributing Companies hereby represents and warrants to each other Contributing Company that with respect to any federal tax returns, it will report the transfer of all of the equity interests of its Contributed Sub (as hereinafter defined) to Newco in exchange for, in the aggregate, all of the outstanding Newco Common Stock as a tax-free exchange pursuant to Section 351 of the Code.

2.2  ACQUISITION OF STC BUSINESS

          Immediately prior to the consummation of the transactions contemplated hereunder, STC shall transfer or contribute to a newly created wholly-owned limited liability company (the "STC Sub") substantially all of the assets of STC except the corporate books and records of STC, and the STC Sub shall assume such STC current liabilities in an amount not to exceed the STC Sub's current assets, and may assume up to $4,911,516 in operating or capital lease obligations, the remaining term of which may not exceed six years and one month from the date hereof (such assets and liabilities so transferred or contributed, the "STC Business"). Immediately thereafter, STC shall contribute all of the issued and outstanding membership interests of the STC Sub to Newco in exchange for 1,250 shares of common stock, par value $.01 per share, of Newco (the "Newco Common Stock").

2.3  ACQUISITION OF ICS BUSINESS

          (a) Immediately prior to the consummation of the transactions contemplated hereunder, ICS shall transfer or contribute to a newly created wholly-owned subsidiary of ICS (the "ICS Sub") all of the assets of ICS and its existing Subsidiaries (which assets shall include all of the issued and outstanding capital stock of ActiveTel L.D., Inc. ("ActiveTel") except (i) the shares of preferred and common stock of Optel, Inc. ("Optel") owned by ICS and all right, title and interest of ICS and its subsidiaries in and to the Optel Purchase Agreement, dated as of April 9, 1998 among Optel, ICS and ICS Licenses, Inc., and any other agreements and instruments executed in connection therewith, (ii) any and all assets subject to or released from escrow agreements to which ICS and Optel are parties, and (iii) the corporate books and records of ICS and its subsidiaries (other than the ICS Sub and ActiveTel), and the ICS Sub shall assume such ICS current liabilities in an amount not to exceed the ICS Sub's current assets, and may assume up to $4,911,516 in operating or capital lease obligations, the remaining term of which may not exceed five years from the date hereof (such assets and liabilities so transferred or contributed, the "ICS Business"). Immediately thereafter, ICS shall contribute all of the issued and outstanding shares of capital stock of the ICS Sub to Newco in exchange for 2,000 shares of Newco Common Stock.

2.4  ACQUISITION OF RESNET BUSINESS

          (a) Immediately prior to the consummation of the transactions contemplated hereunder, ResNet shall transfer or contribute to a newly created wholly-owned subsidiary of ResNet (the "ResNet Sub," and together with the STC Sub and the ICS Sub, the "Contributed Subs") all of the assets of ResNet except the corporate books and records of ResNet, and the ResNet Sub shall assume such ResNet current liabilities in an amount not to exceed the ResNet Sub's current assets, and may assume up to $4,911,516 in operating or capital lease obligations, the remaining term of which may not exceed five years from the date hereof (such assets and liabilities so transferred or contributed, the "ResNet Business;" each of the STC Business, the ICS Business and the ResNet Business, a "Contributed Business" and collectively, the "Contributed Businesses"). Immediately thereafter, ResNet shall contribute all of the issued and outstanding shares of capital stock of the ResNet Sub to Newco in exchange for 1,750 shares of Newco Common Stock.

2.5  MERGER OF CONTRIBUTED SUBS INTO NEWCO SUB

          (a) Upon the terms and subject to the conditions set forth in this Exchange Agreement, following Newco's acquisition of all of the issued and outstanding capital stock in all of the Contributed Subs in accordance with the terms of this SECTION 2, all Contributed Subs shall be concurrently merged with and into Newco Sub (the "Merger") and the separate corporate existence of each Contributed Sub shall thereupon cease. Newco Sub shall be the surviving corporation in the Merger, and the separate corporate existence of Newco Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger except as otherwise provided herein. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

          (b) Immediately following the Closing, Newco Sub and each Contributed Sub shall execute and deliver an Agreement and Plan of Merger, and Newco and Newco Sub will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with and accepted for record by the Delaware Secretary of State (the "Secretary") as provided in
Section 264 of the DGCL. The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary.

2.6  POST-CLOSING ADJUSTMENT

          (a) Following the end of the sixth complete month after the Closing, Newco shall cause Newco Sub to prepare and deliver to the Contributing Companies a statement of assets and liabilities of each Contributed Sub, setting forth the categories of assets and liabilities of each Contributed Sub as of the date hereof (such date referred to herein as the "Adjustment

Date," such statements referred to herein as the "Adjustment Date Statements") consistent with the projected pro forma balance sheets Furnished to the Contributing Companies pursuant to SECTION 5.4(b) and attached as part of the Disclosure Schedule (the "Pro Forma Statements"). The Adjustment Date Statements shall be prepared using the same accounting principles, methodologies and assumptions used in connection with the preparation of the Pro Forma Statements.

          (b) Except as provided in paragraph (c) below, within 30 days following delivery of the Adjustment Date Statements to the Contributing Companies, in the event that any Contributed Sub's Total Net Worth (as hereinafter defined) as set forth on its Adjustment Date Statement varies from its Total Net Worth as set forth on such Contributed Sub's Pro Forma Statement by an amount greater than $100,000, an adjustment shall be made as follows:

               (i) if such Contributed Sub's Total Net Worth as set forth on its Adjustment Date Statement exceeds its Total Net Worth as set forth on its Pro Forma Statement, Newco shall issue an unsecured note payable to the Contributing Company that transferred such Contributed Sub to Newco in form and substance identical to the Capital Advance Notes (as defined in SECTION 2.7(b) hereof) in an aggregate principal amount equal to the difference, in each case subordinate to the prior repayment in full of all amounts owing under the Bridge Loans (as set forth on Schedule 2.7(a) hereof).

               (ii) if such Contributed Sub's Total Net Worth as set forth on its Adjustment Date Statement is less than its Total Net Worth as set forth on its Pro Forma Statement, the Contributing Company that transferred such Contributed Sub to Newco shall pay to Newco an amount in cash representing the full amount of the difference; provided, however, that at the election of any affected Contributing Company, payment of such difference may be offset against the first amounts owing to the Contributing Company (or its current or former equity holders) under any indebtedness issued by Newco.

          For purposes of this SECTION 2.6, "Total Net Worth" shall mean stockholder's equity determined in accordance with generally accepted accounting principles applied in a consistent manner as was applied to determine stockholder's equity in the Pro Forma Statements.

          (c) In the event that any Contributing Company shall dispute any Adjustment Date Statement and such dispute is not resolved to the mutual satisfaction of all of the Contributing Companies within sixty days after delivery of the Adjustment Date Statements, such Contributing Company (the "Contesting Party") shall have the right to require that such disputed determinations be submitted to a major accounting firm mutually acceptable to Newco and the Contesting Party for computation or verification in accordance with the provisions of this Exchange Agreement. Newco and the Contesting Party shall direct the accounting firm to use its best efforts to render its determination in forty-five days. The foregoing provisions for certified public accounting firm review shall be specifically enforceable by the parties; the decision of such accounting firm shall be final and binding upon Newco and such Contesting Party; there shall be no right of appeal from such decision; and such accounting firm's fees and expenses for each such disputed determination shall be borne by Newco, unless such disputed determination is found to be within ten percent (10%) of such accounting firm's determination, in which case the Contesting Party shall bear such fees and expenses.

2.7  FINANCING MATTERS

          (a) Simultaneously herewith, Newco and Newco Sub will enter in the Bridge Loan documents set forth on Schedule 2.7(a).

          (b) To the extent that any current or former equity holder, or the parent of such equity holder, in ICS or STC shall have advanced to ICS or STC, as the case may be, funds to acquire operating assets properly capitalized under generally accepted accounting principles applied in a consistent manner between June 1, 1998 and the date hereof, the assets purchased with such funds shall be contributed to that Contributing Company's Contributed Sub, which shall assume the related obligation to repay such advanced funds, and Newco shall cause Newco Sub to assume a note payable to such Contributing Company (a "Capital Advance Note") in the full amount thereof, provided that the amount of any such note issued to ICS or STC pursuant to the terms hereof shall not exceed $1.5 million, in each case subject to resolution of any disputed amount pursuant to SECTION 2.6. Contemporaneously herewith, Newco shall cause Newco Sub to issue a replacement Capital Advance Note to each of ICS and STC, as the case may be, upon cancellation of each note so transferred and assumed.

          (c) In the case of ResNet, ResNet, Inc. has advanced to ResNet, through (i) an intercompany note payable to ResNet, Inc. (the "ResNet Capital Advance Note") and (ii) an intercompany credit agreement and term note payable to ResNet, Inc. (the "ResNet Intercompany Credit Agreement, and together with the ResNet Capital Advance Note, the "ResNet Loans"), funds to acquire operating assets properly capitalized under generally accepted accounting principles applied in a consistent manner between June 1, 1998 and the date hereof. At the Closing, ResNet Sub shall assume the ResNet loans from ResNet. Thereafter, Newco shall cause Newco Sub to assume the ResNet Loans from ResNet Sub and to issue to ResNet, Inc. (i) an replacement Capital Advance Note in the amount of $3.0 million and (ii) a Junior Bridge Loan (as described on Schedule 2.7(a)) in the amount of $2,853,120.00 (in each case subject to resolution of any disputed amount pursuant to SECTION 2.6), at which time the ResNet Loans shall be deemed repaid and shall be terminated.

3.   ADDITIONAL UNDERTAKINGS AND COVENANTS

          Each Contributing Company severally as to itself but not jointly hereby covenants and agrees as follows (but only with respect to that particular Contributing Company, its Contributed Business and its Contributed
Sub):

3.1  CONFIDENTIALITY

          Each party hereto hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to the Contributing Companies or their Affiliates not generally known by or available to the general public. Each party hereto agrees at all times from and after the date hereof to use reasonable efforts, consistent with those employed by it with respect to its own confidential information, (i) to keep confidential all such information that is identified as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to its counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the relevant Contributing Company's or Affiliate's advance written authorization; PROVIDED, HOWEVER, that the parties hereto shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed other than by or through such party, or (D) is requested by any Governmental Agency reviewing the transactions contemplated hereby or is required, on the advice of such party's counsel, pursuant to any legal requirement or in furtherance of the transactions contemplated hereby, including to obtain necessary regulatory approvals. In the event this Exchange Agreement is terminated, each party hereto will return to the relevant Contributing Company or destroy, at such Person's option, all documents, workpapers and other materials Furnished to such party relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Exchange Agreement. In the event of a breach or threatened breach by any party hereto of the provisions of this Section, the relevant Contributing Company shall be entitled to an injunction restraining that Person from disclosing, in whole or in part, such information.

3.2  NEWS RELEASES

          None of Newco nor any of the Contributing Companies shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Exchange Agreement without the prior approval of all other parties hereto (which approval shall not be unreasonably withheld or delayed), except that any of the Contributing Companies may make such disclosure as may be required by applicable law.

3.3  EMPLOYEE MATTERS

          (a) A description of the employee benefits to be provided by Newco and Newco Sub to their respective employees as of the date hereof is set forth in the Disclosure Schedule. From and after the date hereof and subject to applicable law, Newco shall provide, and shall cause Newco Sub to provide, employees of the Contributing Companies who are offered employment with Newco or Newco Sub, and who accept such employment ("Continuing Employees"), benefits comparable to those set forth in the Disclosure Schedule as reasonably determined by Newco and Newco Sub.

          (b) Continuing Employees shall receive credit for service with a Contributing Company (including any Affiliate or predecessor thereof) for purposes of determining eligibility to participate and vesting in all Pension and Welfare Plans maintained by Newco or Newco Sub. No prior existing condition limitation shall be imposed with respect to any medical coverage plan as a result of the consummation of the transactions contemplated by this Exchange Agreement.

          (c) Continuing Employees shall be entitled initially to the amount of vacation time per year to which they were previously entitled under the applicable vacation policy of a Contributing Company or, if greater, the amount of vacation time per year to which they would be entitled under the applicable Newco or Newco Sub vacation plan or policy. Thereafter, increases in the amount of vacation time per year shall be based solely on the applicable Newco or Newco Sub vacation policy. Continuing Employees will carry over current accrued vacation and no more than five (5) days (40 hours) of sick day credit.

4.   REPRESENTATION AND WARRANTIES OF NEWCO

          Except as specifically set forth in the Newco Disclosure Schedule (with a disclosure with respect to a Section of this Exchange Agreement to require a specific reference in the Newco Disclosure Schedule to the Section of this Exchange Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly apply), Newco represents and warrants (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the Newco Disclosure Schedule) to the Contributing Companies as follows:

4.1  ORGANIZATION AND STANDING

          Each of Newco and Newco Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, to carry on its business as proposed to be conducted, to execute and deliver this Exchange Agreement and to carry out the transactions contemplated hereby. Newco Sub is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the Newco Disclosure Schedule. Neither Newco nor Newco Sub is qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by such entity nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect upon the business of Newco and Newco Sub as proposed to be conducted.

4.2  SUBSIDIARIES

          Except for Newco Sub, neither Newco nor Newco Sub has any Subsidiaries or equity investment or other interest in, nor has Newco or Newco Sub made advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in the Newco Disclosure Schedule. The Newco Disclosure Schedule sets forth (a) the authorized capital stock of each direct and indirect Subsidiary of Newco and Newco Sub and the percentage of the outstanding capital stock of each Subsidiary directly or indirectly owned by Newco or Newco Sub, and (b) the nature and amount of any such equity investment, other interest or advance.

4.3  AUTHORIZATION

          The execution, delivery and performance by Newco and Newco Sub, as the case may be, of this Exchange Agreement and all other Documents contemplated hereby in accordance with their terms, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Newco and Newco Sub, as the case may be, of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Newco or Newco Sub are necessary to authorize this Exchange Agreement and all Documents contemplated hereby or to consummate the transactions contemplated hereby, and such actions do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to Newco or Newco Sub or any of their respective Assets, or any provision of the certificate of incorporation or bylaws of Newco or Newco Sub; (b) conflict with, or result in any breach of, or constitute a default under any material Agreement to which Newco or Newco Sub is a party or by which it or any of its Assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, the Assets of Newco or Newco Sub, except as specifically contemplated under the Bridge Loan documents.

4.4  BINDING OBLIGATION

          This Exchange Agreement constitutes a valid and binding obligation of Newco, and assuming the due authorization, execution and delivery by each other party hereto, enforceable in accordance with its terms; and each Document to be executed by Newco or Newco Sub, as the case may be, pursuant hereto, when executed and delivered in accordance with the provisions hereof, and assuming the due authorization, execution and delivery by each other party thereto, shall be a valid and binding obligation of Newco or Newco Sub, as the case may be, enforceable in accordance with its terms.

4.5  CAPITALIZATION

          The authorized capital stock of Newco consists of 10,000 shares of Newco Common Stock, none of which are issued and outstanding. The authorized capital stock of Newco Sub consists of 100 shares of common stock, $.01 par value per share, of which 100 shares are duly authorized, issued and outstanding, fully paid and nonassessable and issued to Newco. No shares of capital stock of Newco or Newco Sub have been reserved for any purpose.
There are no outstanding securities convertible into or exchangeable for Newco Common Stock or for the capital stock of Newco Sub and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Newco or Newco Sub. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of Newco Common Stock, any other securities of Newco, or any securities of Newco Sub, except as contemplated hereunder. Upon the consummation of the transactions contemplated by this Exchange Agreement, the authorized capital stock of Newco will consist of 10,000 shares of Newco Common Stock, 5,000 of which will be duly authorized, issued and outstanding, fully paid and nonassessable.

4.6  STATUS OF SHARES

          The shares of Newco Common Stock (the "Shares") being issued to the Contributing Companies on the date hereof have been duly authorized by all necessary corporate action on the part of Newco, and when issued in accordance with this Exchange Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances.

4.7  OFFERING OF SHARES

          Neither Newco nor any Person acting on its behalf has offered the Shares or any similar securities of Newco for sale to, solicited any offers to buy the Shares or any similar securities of Newco from or otherwise approached or negotiated with respect to Newco with any Person other than the Contributing Companies. Neither Newco nor any other Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Newco under circumstances which would require or result in the integration of such offering with the offering of the Shares under the Securities Act and the rules and regulations of the Commission thereunder) which might subject the offering, issuance and sale of the Shares to the registration requirements of Section 5 of the Securities Act or any applicable state securities laws.

5.   REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING COMPANIES

          Except as specifically set forth in the Disclosure Schedule (with a disclosure with respect to a Section of this Exchange Agreement to require a specific reference in the Disclosure Schedule to the Section of this Exchange Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly apply), each Contributing Company severally represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the other Contributing Companies as follows (but only with respect to that particular Contributing Company, its Contributed Business and its Contributed Sub):

5.1  ORGANIZATION AND STANDING

          Each Contributed Sub (and, with respect to ICS, ActiveTel) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full and unrestricted corporate power and corporate authority to own, operate and lease its Assets, to carry on its business as contemplated hereunder in a manner consistent with its Contributed Business and to carry out the transactions contemplated hereby to which it is or will be a party.

5.2  SUBSIDIARIES

          All of the shares of capital stock of each Contributed Sub (and, with respect to ICS, ActiveTel) have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Contributing Companies directly, or indirectly through wholly owned Subsidiaries, own all such shares of capital stock of the Contributed Subs free and clear of all Encumbrances, with full right and lawful authority to sell and transfer the shares to Newco pursuant to this Exchange Agreement. ICS Sub owns all shares of capital stock of ActiveTel free and clear of all Encumbrances.
ActiveTel is qualified to conduct business and is in good standing in the states, countries and territories listed in the Disclosure Schedule. ActiveTel is not qualified to conduct business in any other jurisdictions, and neither the nature of its business nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect upon the business of ActiveTel as currently conducted.

5.3  EMPLOYEES

          As to each Contributing Company, the Disclosure Schedule lists all managers, employees and consultants of the Contributing Company expected to serve in any such capacities in Newco or Newco Sub, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year. Except as set forth on the Disclosure Schedule, no person has been promised or offered employment by or on behalf of Newco or Newco Sub.

5.4  FINANCIAL STATEMENTS

          (a) All of the historical financial statements, consisting of audited financial statements for the three most recent years (to the extent existing) and unaudited statements through July 31, 1998 and including, without limitation, the notes thereto, of such Contributing Company included as Exhibits and are part of the Disclosure Schedule (the "Financial Statements"): (i) conform to the books and records of the entities to which they pertain, (ii) present fairly the consolidated financial position of the entities to which they pertain as of the respective dates and the results of operations, retained earnings and cash flows for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except as described in the Disclosure Schedule . The Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to any of the Contributing Companies.

          (b) The projected pro forma balance sheet dated as of November 30, 1998 of each Contributed Sub Furnished to the Contributing Companies and included as part of the Disclosure Schedule (i) are in accordance with the books and records of the entities to which they pertain, (ii) present fairly the information shown therein, (iii) have been properly compiled on the pro forma bases described therein and (iv) in the opinion of such Contributing Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

5.5  NO LIABILITIES

          Except as reflected in the Pro Forma Statements Furnished to the Contributing Companies pursuant to SECTION 5.4(b) hereof or as described on the Disclosure Schedule, as of the date hereof, there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) included in any Contributed Business other than (a) those liabilities incurred in the Ordinary Course of Business and in amounts that are not material to that Contributed Business, and (b) for taxes, assessments and other governmental charges, if such taxes, assessments and other governmental charges (i) are not yet due and payable, or (ii) are due and payable but can be paid hereafter without penalty or interest and for which a proper accrual relating thereto is reflected in the financial statements or the Disclosure Schedule and which will be paid before penalty or interest begins to accrue thereon.

5.6  ACCOUNTS RECEIVABLE

          The accounts receivable of any Contributed Sub shown on the Pro Forma Statements Furnished to the other Contributing Companies pursuant to
SECTION 5.4(b) hereof, or thereafter acquired by any of them, have been collected or, to the knowledge of such Contributing Company, are collectible in amounts not less than the amounts thereof carried on the books of such Contributed Sub, except to the extent of the allowance for doubtful accounts shown on such balance sheets.

5.7  TAXES

          (a) The Contributing Company has duly filed all Tax Returns required to be filed by such Contributing Company on or before the date hereof with respect to all applicable Taxes. Each "affiliated group," within the meaning of
Section 1504(a) of the Code, with respect to which the Contributing Company has been a member ("Group"), has duly filed all Tax Returns required to be filed by such Group on or before the date hereof with respect to all applicable federal income, withholding and excise Taxes. No penalties or other charges are or will become due with respect to any of the Tax Returns as the result of the late filing thereof. All of the Tax Returns are true and complete in all material respects. The Contributing Company: (i) has paid all material Taxes due or claimed to be due by any taxing authority in connection with any of the Tax Returns
(without regard to whether or not such Taxes are shown as due on such Tax Returns); or (ii) has established in financial statements provided to the other Contributing Companies adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. Each Group: (i) has paid all federal income, withholding and excise Taxes due or claimed to be due by any taxing authority in connection with any of the Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns or (ii) has established adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

          (b) The Contributed Sub has no actual or potential liability with respect to any period prior to the date hereof for any Taxes of any person or entity other than the Contributed Sub.

          (c) All examinations or audits of the Tax Returns which have been completed prior to the date hereof have resulted in no adjustments or other changes or, if any such examination or audit has resulted in a proposed deficiency, such deficiency has been paid or otherwise settled. Except as set forth on the Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of each Contributing Company, threatened in respect of any Taxes for which such Contributing Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of each Contributing Company, threatened. No Contributing Company or Group has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of such Contributing Company. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against any Contributing Company, and no power of attorney granted by any Contributing Company with respect to any tax matters is currently in force. Except as set forth in the Disclosure Schedule, no Contributing Company is a party to any tax sharing, tax indemnity or other similar agreement. All Taxes that the Contributing Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental authority.

          (d) Each Contributing Company has Furnished or otherwise made available to the other Contributing Companies true and complete copies of all Tax Returns and all written communications relating to any such Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years
(i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

5.8  CONDUCT OF CONTRIBUTED BUSINESSES; ABSENCE OF MATERIAL ADVERSE CHANGE

          Other than as set forth in the Disclosure Schedule, since July 31, 1998 there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the

Contributed Businesses. Except as set forth in the Disclosure Schedule or as contemplated hereunder, since July 31, 1998, each Contributing Company has conducted its Contributed Business diligently and substantially in the manner heretofore conducted and only in the Ordinary Course of Business and, with respect to its Contributed Business, the Contributing Company has not (a) incurred loss of, or significant injury to, any of its Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) borrowed any funds (other than borrowings in the Ordinary Course of Business in amounts, individually or in the aggregate, that do not exceed $25,000);
(c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except liabilities incurred in the Ordinary Course of Business; (d) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Financial Statements Furnished to the other Contributing Companies, and current liabilities incurred since July 31, 1998 in the Ordinary Course of Business; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any Encumbrance any of its Assets, except for (i) liens reflected in the financial statements of the Contributing Companies Furnished to the other Contributing Companies pursuant to SECTION 5.4(a) hereof or on the Disclosure Schedule, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the applicable Contributing Company in the operation of its business, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; (g) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (h) written down the value of any Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (i) entered into any transactions other than in the Ordinary Course of Business; (j) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on July 31, 1998 (other than in the Ordinary Course of Business in amounts, individually or in the aggregate, that do not exceed 5% of amounts previously payable to such officers, employees, agents or independent contractors); (k) made or permitted any amendment or termination of any material Agreement to which it is a party or which it owns; (l) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (m) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee (other than in the Ordinary Course of Business in amounts, individually or in the aggregate, that do not exceed 5% of amounts previously payable to such directors, officers or employees); (n) directly or indirectly paid any severance or termination pay to any officer or employee in excess of three months' salary; (o) made capital expenditures, or entered into commitments therefor, aggregating more than $50,000; (p) made any change in any method of accounting or accounting practice; (q) entered into any transaction of the type described in SECTION 5.18; or (r) made an Agreement to do any of the foregoing.

5.9  TITLE TO PROPERTY AND ASSETS

          Each Contributed Sub has good, valid and marketable title to all Assets owned by it, free and clear of all Encumbrances, other than those identified in the Disclosure Schedule or the balance sheets Furnished to the other Contributing Companies (or the notes thereto). The Contributing Company and its Contributed Sub do not own any Real Property. All personal property of each Contributed Sub is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used.

5.10  INSURANCE

          The Disclosure Schedule lists all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind maintained by or with respect to the Contributing Company. All such policies: (a) are with insurance companies reasonably believed by the Contributing Company to be financially sound and reputable;
(b) are in full force and effect; (c) are sufficient for compliance by the Contributing Company with all requirements of Law and of all Agreements to which the Contributing Company is a party or to which its respective properties are subject; (d) are valid and outstanding policies enforceable against the insurer; and (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties, and to the best knowledge of the Contributing Company, provide adequate insurance coverage for the Contributing Company.

5.11  INTELLECTUAL PROPERTY

          The Disclosure Schedule lists all trademarks, service marks, trade names, copyrights, patents and applications therefor owned or licensed by or registered in the name of any Contributing Company included in the Contributed Businesses. The Contributed Subs own or have valid license rights to all of the Intellectual Property listed in the Disclosure Schedule purported to be owned by or licensed to each of them, pay no royalty to anyone with respect to any Intellectual Property and have the right to bring action for the infringement of such Intellectual Property. The Contributed Subs own or possess adequate rights to use all Intellectual Property necessary to the conduct of the present business of the Contributed Businesses. The Contributing Company does not have any knowledge, and has not received any notice to the effect, that any product such Contributing Company manufactures or sells or that any service such Contributing Company renders, or that the marketing or use by such Contributing Company or another of any such product or service, may or is claimed to infringe any Intellectual Property or legally protectable right of another.

5.12  MATERIAL AGREEMENTS

          (a) The Disclosure Schedule lists all material Agreements which are to be assigned to the Contributed Subs by the Contributing Companies prior to Closing or which are otherwise legally binding upon the Contributed Subs. Each such Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Contributing Company a party thereto and, to such Contributing Company's knowledge, the other parties thereto. All necessary governmental approvals with respect thereto have been obtained and all necessary filings or registrations therefor have been made, in each case to the extent that a Contributing Company is responsible therefor, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Contributing Companies have in all material respects performed all the obligations thereunder required to be performed by any of them to date. No Contributing Company, or to the knowledge of the Contributing Companies, any other party is in material default in any respect under any of the Agreements described in the Disclosure Schedule, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

          (b) Except as specified in the Disclosure Schedule (and without limiting the foregoing), no Contributed Sub will be a party to, or will be otherwise legally bound by, any oral or written (i) Agreement for the employment of any officer, employee, consultant or independent contractor;
(ii) license Agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);
(iii) Agreement with any labor organization or other collective bargaining unit; (iv) Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) Agreement for the purchase, sale or lease of any real estate or other Assets involving payments of more than $25,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party); (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement; (vii) Agreement for the sale of any of its Assets or the grant of any preferential rights to purchase any of its Assets or rights, other than in the Ordinary Course of Business;
(viii) Agreement which contains any provisions requiring any Contributed Sub to indemnify any other party thereto, other than in the Ordinary Course of Business; (ix) joint venture agreement or other Agreement involving the sharing of profits; (x) outstanding loan to any person or entity or receivable due from any stockholder of a Contributing Company or persons or entities controlling, controlled by or under common control with a Contributing Company; (xi) any Agreement (including, without limitation, Agreements not to compete and exclusivity Agreements) that reasonably could be interpreted to impose any restriction on any business operations of any Contributed Sub; or (xii) other Agreement which by its terms does not terminate or is not terminable by a Contributed Sub within 30 days or upon 30 days' (or less) notice.

5.13 BOOKS AND RECORDS

          The books of account, stock records, minute books and other records of the Contributing Company are true and accurate in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the financial statements Furnished to the Contributing Companies.

5.14 LITIGATION; DISPUTES

          (a) There are no actions, suits, complaints, claims, arbitrations, proceedings or known investigations pending or, to the knowledge of the Contributing Companies, threatened or reasonably anticipated against or adversely affecting the Contributing Company or its business, Assets or Approvals, or the transactions contemplated by this Exchange Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or Governmental Agency, domestic or foreign. The Contributing Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

          (b) The Disclosure Schedule sets forth each action, suit, complaint, arbitration, proceeding and investigation to which the Contributing Company is a party or is otherwise affected and which is included in its Contributed Business, the rights and responsibilities of which will be assumed by Newco or Newco Sub following the consummation of the transactions contemplated hereby.

          (c) The Contributing Company is not currently involved in any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities), or any property owners with whom the Contributed Company has contracted to provide services to a particular property affecting or reasonably likely to affect the business or Assets of its Contributed Business, other than disputes in the Ordinary Course of Business and not material in amount.

5.15 LABOR RELATIONS

          There are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending or, to the knowledge of the Contributing Company, threatened or reasonably anticipated between the Contributing Company and (i) any current or former employees of the Contributing Company or (ii) any union or other collective bargaining unit representing such employees. The Contributing Company has complied and is in compliance with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know except when a failure to comply, singly or in the aggregate, would not have a material adverse effect on such Contributing Company. There are no collective bargaining agreements, employment agreements between the Contributing Company and any of its employees, or professional service agreements not terminable at will relating to the business and Assets of its Contributed Business. The consummation of the transactions contemplated hereby will not cause Newco, Newco Sub, any

Contributed Sub or any stockholder of Newco to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity.

5.16      PENSION AND BENEFIT PLANS

          5.16.1    DISCLOSURE SCHEDULE

          Except as set forth in the Disclosure Schedule, no Contributing Company (i) maintains any Plan or Other Arrangement, (ii) is a party to any Plan or Other Arrangement or (iii) has obligations under any Plan or Other Arrangement.


          5.16.2    COPIES OF DOCUMENTS

          The Contributing Company has Furnished or otherwise made available to the other Contributing Companies true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan;
(ii) all related trust agreements or annuity agreements (and any other funding Document) for each Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (v) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (vi) all correspondence with the PBGC on any Plan; (vii) all IRS rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice; and (viii) all Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Contributing Company has Furnished to the other Contributing Companies true and complete copies of each policy, Agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all material employee communications, all material correspondence or other submissions with any governmental agency, and all Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

          5.16.3    MULTIEMPLOYER PLANS

          No Plan is a Multiemployer Plan.

          5.16.4    ESOPS

          No Plan is an ESOP.

          5.16.5    FUNDING

          No Plan is a Defined Benefit Plan.

          5.16.6    CONTRIBUTIONS AND OTHER OBLIGATIONS

          The Contributing Company has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will materially increase any Contributed Sub's, Newco's or Newco Sub's obligation under any Plan or Other Arrangement.

          5.16.7    QUALIFIED PLANS

          The Disclosure Schedule sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied, in all material respects, with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Contributing Company has received determination letters issued by the IRS with respect to each Qualified Plan, and the Contributing Company has Furnished to the other Contributing Companies true and complete copies of all such determination letters and all correspondence relating to the applications therefor. To the best knowledge of the Contributing Company, all statements made by or on behalf of such Contributing Company to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the best knowledge of the Contributing Company, nothing has occurred since the date of the most recent applicable determination letter that could reasonably be expected to adversely affect the tax-qualified status of any Qualified Plan.

          5.16.8    COMPLIANCE WITH LAW

          The Contributing Company has complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. The Contributing Company has no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. The Contributing Company has no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and to the knowledge of the Contributing Company there exist no facts that could give rise to such a claim.

          5.16.9    ERISA; PROHIBITED TRANSACTIONS

          To the best knowledge of the Contributing Company, the Disclosure Schedule describes all transactions in which such Contributing Company or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Contributing Company has Furnished to the other Contributing Companies true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

          5.16.10   NON-DEDUCTIBLE PAYMENTS

          No Plan or Other Arrangement, individually or collectively, provides for any payment by the Contributing Company to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

          5.16.11   REPORTABLE EVENTS

          No Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

          5.16.12   FOREIGN PLAN

          No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          5.16.13   TAX FORM 5330

          The Contributing Company has timely filed and has Furnished to the other Contributing Companies true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that such Contributing Company filed on any Plan. The Contributing Company has no liability for Taxes required to be reported on Form 5330.

          5.16.14   WELFARE PLANS

          No Plan is a funded Welfare Plan.

          5.16.15   POST-RETIREMENT PLANS

          No Plan promises or provides post-retirement medical or life insurance coverage now or in the future to current, former or retired employees of the Contributing Company.

          5.16.16   HEALTH CARE CONTINUATION COVERAGE REQUIREMENTS

          To the best knowledge of the Contributing Company, all Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements of
Section 4980B(f) of the Code, Sections 601 through 607 of ERISA, and all proposed or final Treasury regulations under Section 162 of the Code explaining those requirements.

          5.16.17   FILED RETURNS AND REPORTS

          The Contributing Company has (i) filed or caused to be filed all returns and reports on the Plans that they are required to file and (ii) paid or made adequate provision for all material fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. To the best knowledge of the Contributing Company, all other fees, interest, penalties and assessments that are payable by or for the Contributing Company have been timely reported, fully paid and discharged. To the best knowledge of the Contributing Company, there are no unpaid fees, penalties, interest or assessments due from the Contributing Company or from any other person that are or could become a lien on any Asset of its Contributed Sub or Newco Sub or could otherwise adversely affect the businesses or Assets of its Contributed Sub or Newco Sub. The Contributing Company has collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

5.17 ENVIRONMENTAL

          The Contributing Company has complied and is in compliance with all Environmental Laws relating to or affecting the Contributed Businesses.

5.18 TRANSACTIONS WITH RELATED PARTIES

          Except as set forth on the Disclosure Schedule, neither any present or former officer, director, stockholder or member of the Contributing Company, nor any Affiliate of such officer, director, stockholder or member, is currently a party to any transaction with such Contributing Company, the rights and obligations of which are included in its Contributed Business, including, without limitation, any Agreement providing for the employment of, Furnishing of Services by, rental of Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

5.19 RESTRICTIONS AND CONSENTS

          (a) There are no material Agreements, Laws, Approvals or other restrictions of any kind to which the Contributing Company or its stockholders are party (or any Asset thereof is subject) that would prevent or restrict the execution, delivery or performance of this Exchange Agreement in accordance with its terms or Newco's or Newco Sub's continued operation of the Contributed Businesses after the date hereof on substantially the same basis as heretofore operated. The Disclosure Schedule lists all such material Agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Exchange Agreement with respect to any aspect of the execution, delivery or performance of this Exchange Agreement by the Contributing Companies.

          (b) Neither the nature of the Contributed Businesses or any of the businesses, assets, Approvals or properties used in the Contributed Businesses, nor any relationship between a Contributing Company and any other Person, nor any circumstance in connection with the transactions contemplated by this Exchange Agreement is such as to require on behalf of a Contributing Company any consent, approval or other action by or any notice to or filing with any court or administrative body or Governmental Agency in connection with the execution, delivery and performance of this Exchange Agreement, except for filings under Hart-Scott-Rodino and consents, approvals and other actions, notices and filings which are described in the Disclosure Schedule and which, except as specified in the Disclosure Schedule, have been obtained, taken and completed, as applicable, including, but not limited to, all required prior consents, approvals, filings or notifications to or from the FCC and any other Governmental Agency.

5.20 AUTHORIZATION

          The execution, delivery and performance by the Contributing Company of this Exchange Agreement and all other Documents contemplated hereby in accordance with their respective terms, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Contributing Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate or other action, no other corporate or other proceedings on the part of the Contributing Company are necessary to authorize this Exchange Agreement and all Documents contemplated hereby or to consummate the transactions contemplated hereby, and such actions do not and will not: (a) conflict with, or violate any provision of, any Law or any Approval having applicability to the Contributing Company or any of its Assets, or any provision of the certificate or articles of incorporation or bylaws or operating agreement or certificate of formation of the Contributing Company;
(b) conflict with, or result in any breach of, or constitute a default under any material Agreement to which the Contributing Company is a party or by which it or any of its Assets may be bound; or (c) result in or require the creation or imposition, or result in the acceleration, of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, the Assets of the Contributing Company.

5.21 ABSENCE OF VIOLATION

          The Contributing Company is not in violation of or default under, nor has it breached, any term or provision of its certificate or articles of incorporation or formation or bylaws or operating agreement or any material Agreement or restriction to which it is a party or by which the Contributing Company or any Asset thereof is bound or affected. The Contributing Company and its officers, directors, employees or agents (or stockholders, members, distributors, representatives or other persons acting on the express, implied or apparent authority of such entity) have not paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Contributing Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Contributing Company in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Contributing Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

5.22 COMPLIANCE WITH LAW; APPROVALS

          Except as set forth in the Disclosure Schedule and to the extent not addressed by other representations contained in this Exchange Agreement:

          (a) The operations of the Contributed Business has been conducted in accordance with all applicable Laws and other requirements of all courts and other Governmental Agencies having jurisdiction over the Contributing Company and its Assets, Approvals, properties and operations, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect;

          (b) The Contributing Company has not received notice of any violation of any such Law or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or Governmental Agency or arbitrator, domestic or foreign, applicable to the Contributing Company or any of its Assets, Approvals, properties or operations;

          (c) The Contributing Company has no knowledge of any proposed change in any such Laws that would materially adversely affect the transactions contemplated by this Exchange Agreement or all or any material part of the Assets or the business of any of the Contributed Business;

          (d) Each of the Contributed Subs has, and all professional employees or agents of each of the Contributed Businesses have, been granted and presently hold, all licenses, franchises, permits, registrations, certificates, authorizations or approvals from all governmental or regulatory authorities, including the FCC, state governmental agencies having jurisdiction over intrastate communications and local authorities ("Approvals"), required or necessary for the conduct of the Contributed Business, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on any of the Contributed Businesses. The Disclosure Schedule truly and completely lists all such Approvals. All of such Approvals are in full force and effect, are not subject to any conditions outside of the ordinary course, and none of the Contributed Subs or the professional employees or agents of any of the Contributed Businesses lack any such Approval or are in violation of any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on any of the Contributed Businesses;

          (e) No Contributing Company has received any notice or correspondence from any Governmental Agency (or from any third party or other Person requesting such action) revoking, canceling, rescinding, modifying or refusing to renew, or threatening to take any action with respect to, any such Approval; and

          (f) Except as set forth on the Disclosure Schedule, all such Approvals are freely transferable to Newco Sub subject to prior Governmental Agency approvals (including approvals of the FCC, state governmental agencies having jurisdiction over intrastate communications and local authorities), where applicable, and upon the consummation of the transactions contemplated hereunder and receipt of any Government Agency and FCC approvals, Newco Sub will receive the benefits (without any diminution) of all such Approvals.

5.23 SUBSCRIBERS; RIGHTS OF ENTRY

          The Disclosure Schedule sets forth a complete and correct list as of September 30, 1998, of all Rights of Entry possessed by the Contributing Businesses transferred to the Contributed Subs prior to Closing and the number of Cable Subscribers and Billable Phone Subscribers served pursuant to each such Right of Entry. True, accurate and complete copies of all Rights of Entry listed in the Disclosure Schedule have been furnished by the Contributing Company to the other Contributing Companies. Except as set forth in the Disclosure Schedule, all Rights of Entry, including all amendments thereto, (a) are in writing and are legal, valid, binding and enforceable in accordance with their terms, and (b) the validity and enforceability of the same will not be adversely affected by the consummation of any of the transactions contemplated by this Exchange Agreement. Except as set forth on the Disclosure Schedule, no material default of any Person exists under any of the Rights of Entry, and to the best knowledge of the Contributing Company, the parties thereto other than the Contributing Company have no offsets or defenses to the enforcement thereof. Additionally, the Disclosure Schedule accurately sets forth the properties to which each Contributed Business provides service (the "Relevant Properties"), the locations of such properties, the number of units to such services at each of such locations, the number of Cable Subscribers and Billable Phone Subscribers to such services at each of such locations, the date of the Rights of Entry relating to each property and the expiration of such Right of Entry. Additionally, the Disclosure Schedule sets forth a complete and correct list, for each Relevant Property, of the source of signal feed used, specifying whether such feed is SMATV on premises, 18ghz or another type of feed (and a description thereof).

5.24 CABLE SYSTEMS

          The Disclosure Schedule lists all "cable systems," as defined by the Communications Act and FCC Rules, operated by the Contributed Businesses transferred to the Contributed Subs prior to Closing (collectively, "Cable Systems"), the name of the franchise authority ("Franchisor"), if any, the date on which the franchise was awarded and the date on which the franchise is scheduled to expire (if not renewed). Except as set forth on the Disclosure Schedule with respect to each such Cable System, each Contributing Company (a) has timely filed all required registration statements with the FCC pursuant to FCC Rule 76.12, (b) has timely filed all required equal employment opportunity reports with the FCC pursuant to FCC Rule 76.77, such reports are true and accurate, and the FCC has certified compliance in response to each such report, (c) is in compliance with all FCC programming requirements, including the children's programming provisions of FCC Rule 76.225, (d) has timely filed all reports, including those required by FCC Rule 76.403, and is in material compliance with the record-keeping and inspection requirements of FCC Rules 76.307 and 76.601, (e) has not received any notice of non-compliance from any franchisor pursuant to Rule 76.309 and meets or exceeds the customer service provisions set forth in that rule, (f) materially complies with the requirements of FCC Rule 76.601 and is in material compliance with the applicable technical standards of FCC Rule 76.605, (g) is in material compliance with the aeronautical interference provisions of FCC Rules 76.610-76.615 and (h) has timely paid all appropriate Federal regulatory fees.

5.25 FCC LICENSES

          The Disclosure Schedule correctly sets forth all of the FCC licenses, permits, approvals and authorizations (collectively, the "FCC Licenses") used or planned to be used by the Contributed Businesses in connection with their business and correctly sets forth the entity holding such FCC License, the call sign or file number and expiration date of each such FCC License. All of the FCC Licenses have been transferred to the Contributed Subs prior to Closing. No Contributed Business is required to hold any other FCC License to conduct its business. Each such FCC License has been duly and validly issued or assigned to the applicable Contributing Company, and will be duly and validly assigned to the applicable Contributed Sub prior to Closing, by or with the consent of the FCC pursuant to procedures which comply with all requirements of applicable law, is in full force and effect, and is unimpaired, and Contributed Sub at Closing will have the right to use all of its FCC Licenses in the ordinary course of business for the operation of its business. The Contributing Company is in compliance in all material respects with the FCC Licenses, all provisions of the Communications Act of 1934, as amended (the "Communications Act") and the rules and regulations promulgated and policies adopted under the Communications Act (collectively, the "FCC Rules"), and there is no known conflict with the valid rights of others which could adversely affect the FCC Licenses or the business of any Contributed Business. There is no complaint or proceeding pending before the

FCC, or to the best knowledge of the Contributing Company threatened, or other event that has occurred, which could reasonably be expected to result in the forfeiture, revocation, impairment, non-renewal or adverse modification, of any such FCC License, or the imposition of a financial or other penalty upon such Contributing Company. All facilities authorized pursuant to the FCC Licenses were timely constructed in accordance with such FCC License, the Communications Act and FCC Rules and are operating in compliance therewith.

5.26 FCC APPLICATIONS

          The Disclosure Schedule sets forth all applications (collectively, the "FCC Applications") that are pending before the FCC with respect to each Contributed Business, the file number of each such application and the date on which it was accepted for filing by the FCC. Each of the FCC Applications complies in all material respects with the Communications Act and the FCC Rules. There are no petitions, protests, oppositions, objections, or other proceedings, formal or informal, pending or threatened, before the FCC requesting dismissal, denial, reconsideration or reinstatement which, if granted, could result in the denial, dismissal, return, or non-grant of any FCC Application, the issuance of a cease and desist order, or the imposition of any administrative or judicial sanction.

5.27 FCC COMPLIANCE

          Except as set forth in the Disclosure Schedule, the Contributing Company has timely filed with the FCC all reports and filings (collectively, the "Reports") which are required to be filed by it under the Communications Act and FCC Rules, including, without limitation, FCC Rules relating to equal employment opportunity.

5.28 ZONING, AVIATION, ETC. COMPLIANCE

          Except as set forth in the Disclosure Schedule, none of the facilities used in the business of any Contributed Business violates the provisions of any applicable federal, state, or local aviation regulation (including FCC and Federal Aviation Administration tower markings and lighting requirements), building restriction, zoning ordinance or regulation, and each such facility is zoned, if required, so as to permit the commercial uses intended by the owner or occupier thereof, and there are no outstanding variances or special use permits affecting any of such facilities or the uses thereof.

5.29 COMPLIANCE WITH THE COPYRIGHT ACT

          Except as set forth in the Disclosure Schedule, the Contributing Company has (i) (a) duly filed in a timely manner all registration statements, statements of account and other filings which are required to be filed under the Copyright Act, 17 U.S.C. Section 111, et seq., and under any local laws and rules, (b) conducted its business in compliance with the Copyright Act and the rules and regulations of the Copyright Office, and (c) timely submitted any and all notices, statements of account, or other instruments required under the Copyright Act and the

Rules and Regulations of the Copyright Office for a license to carry all broadcast stations previously or currently carried on such Contributing Company's systems; and (ii) timely remitted all required payments and royalty fees for the carriage of such stations. The Contributing Company is not aware of any pending inquiry from the Copyright Office or any other party regarding the filing of the above-referenced statement of accounts. The Contributing Company is not liable to any Person for copyright infringement under the Copyright Act or trademark infringement under the applicable federal and state statutes and regulations as a result of its business operations, its conduct of its business or otherwise.

5.30 MUST-CARRY AND RETRANSMISSION CONSENT

          The Disclosure Schedule lists each Broadcast Station (as defined below) which is carried on each Cable System pursuant to the must-carry provisions of the Communications Act and FCC Rules 76.51-76.62, and the channel on which it is carried. The Disclosure Schedule also separately lists each Broadcast Station carried pursuant to a retransmission consent agreement, and the channel on which it is carried. Except as set forth on the Disclosure Schedule, there is no dispute pending or threatened with respect to the carriage of any Broadcast Station. Each Contributing Company, as applicable, has complied with all Broadcast Station notification provisions of FCC Rule 76.58 and the must-carry record-keeping provisions of FCC Rule 76.302 with respect to each Cable System, and with all other FCC Rules regarding must-carry and retransmission consent. Each Broadcast Station signal carried by the Cable Systems is carried either pursuant to the must-carry obligations of the Cable Systems or pursuant to a valid and binding agreement between a Contributing Company and the Broadcast Station (or License Company and the Broadcast Station) authorizing the retransmission of the Broadcast Station signal. For purposes of this section, the term "Broadcast Station" means, in connection with signals retransmitted, a local commercial television station, as defined in FCC Rule 76.55(c), a qualified low power station, as defined in FCC Rule 76.55(d), a qualified noncommercial educational television broadcasting station as defined in FCC Rule 76.55(a) or a qualified local noncommercial educational television station as defined in FCC Rule 76.55(b), but does not include a "superstation" as defined by FCC Rule 76.64(c)(2).

5.31 PETITIONS FOR SPECIAL RELIEF

          The Contributing Company has not received and does not have knowledge of any petition for special relief or documents so styled filed against or with respect to such Contributing Company concerning any matters which under FCC Rules can be raised in a petition for special relief.

5.32 RATE REGULATION AND EFFECTIVE COMPETITION

          The Cable Systems are either exempt from rate regulation or are subject to "effective competition" as defined in FCC Rule 76.905(b). No Franchisor has certified to the FCC as a pre-condition to rate regulation and there are no subscriber or franchising authority complaints against the cable product service tier on the Cable Systems.

5.33 HARD WIRE PUBLIC RIGHT-OF-WAY CROSSINGS

          The Disclosure Schedule sets forth a complete and correct list of all hard wire public right-of-way crossings relating to the business of the Contributed Businesses. Except as set forth on the Disclosure Schedule, at Closing each Contributed Sub will have valid, binding and enforceable rights and franchises to maintain such crossings. The Disclosure Schedule also indicates which hard wire public rights-of-way crossings may be required to have, but do not have, franchises.

5.34 SECURITY SERVICES

          The Disclosure Schedule is a true, complete and correct list of all Relevant Properties for which each Contributing Company has agreements to be transferred to the Contributed Subs prior to Closing with respect to the provision of security services, specifying the corresponding Right of Entry, whether such security service is performed at such Contributing Company's option or is required by the Right of Entry and all subcontract arrangements to provide the security services. The Contributing Company has provided the other Contributing Companies with copies of all contracts and subcontracts relating to such security services.

5.35 COPIES OF DOCUMENTS

          True and complete copies of all Documents listed in the Disclosure Schedule have been Furnished or otherwise made available to the Contributing Companies.

5.36 BINDING OBLIGATION

          This Exchange Agreement constitutes a valid and binding obligation of each Contributing Company, and assuming the due authorization, execution and delivery by each other party hereto, enforceable in accordance with its terms; and each Document to be executed by any Contributing Company pursuant hereto, when executed and delivered in accordance with the provisions hereof and assuming the due authorization, execution and delivery by each other party thereto, shall be a valid and binding obligation of such Contributing Company, enforceable in accordance with its terms.

5.37 DISCLOSURE

          No representation or warranty by the Contributing Companies in this Exchange Agreement, and no Document Furnished or to be Furnished pursuant to this Exchange Agreement, or in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

6.   RESTRICTED SECURITIES

          Each Contributing Company represents, warrants and covenants to each other Contributing Company and to Newco as follows:

6.1  NO REGISTRATION UNDER THE SECURITIES ACT

          Such Contributing Company understands that the Shares to be acquired by it at the Closing pursuant to the terms of this Exchange Agreement will not be registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares being acquired hereunder subsequently are so registered or qualify for exemption from registration under the Securities Act.

6.2  ACQUISITION FOR INVESTMENT

          The Shares are being acquired under this Exchange Agreement by such Contributing Company in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The Shares will not be offered for sale, sold or otherwise transferred by such Contributing Company without either registration or exemption from registration under the Securities Act except to permitted transferees as listed on Schedule 6.2 hereto.

6.3  EVALUATION OF MERITS AND RISKS OF INVESTMENT

          Such Contributing Company has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares being acquired hereunder. Such Contributing Company is an "accredited investor" within the meaning of one or more of paragraphs (1), (2), (3) or (8) of Rule 501(a) under the Securities Act. Such Contributing Company understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Shares for an indefinite period of time, inasmuch as the Shares have not been registered under the Securities Act).

6.4  ADDITIONAL INFORMATION

          Such Contributing Company acknowledges that it has been afforded the opportunity to ask questions and receive answers to its satisfaction concerning all of the Contributing Businesses and to obtain any additional information that is necessary to verify the accuracy of the information contained herein.

7.   CLOSING

          Subject to the terms and conditions of this Exchange Agreement, the Closing shall take place at the offices of Paul Hastings Janofsky & Walker LLP, 399 Park Avenue, New York, New York on the date hereof or at such other time, place and date as is mutually agreed to by the parties hereto.

7.1  DELIVERIES BY EACH CONTRIBUTING COMPANY

          Contemporaneously with the execution of this Exchange Agreement, each Contributing Company shall deliver to Newco or each other Contributing Company, as the case may be, the following:

          (a) to Newco, stock certificates representing all of the issued and outstanding shares of capital stock of its Contributed Sub, duly endorsed in blank for transfer, or, in the case of STC, evidence satisfactory to Newco of the transfer of all ownership interests in STC Sub to Newco;

          (b) to Newco and each other Contributing Company, a certified copy of the resolutions adopted by its Board of Directors or other governing body and, if applicable, stockholders or members, of the Contributing Company authorizing the transactions contemplated by this Exchange Agreement;

          (c) to Newco and each other Contributing Company, opinions of the Contributing Company's counsel, dated as of the date hereof, to the effect and substantially in the form of EXHIBITS G-1 and G-2;

          (d) [intentionally omitted];

          (e) to Newco and each other Contributing Company, certificates of incumbency and specimen signatures of the signatory officers of such Contributing Company;

          (f) to Newco and each other Contributing Company, good standing certificates as of a recent date issued by the Secretary of State of the State of Delaware as to its Contributed Sub;

          (g) to Newco, the certificate of incorporation, bylaws, minute books and stock books of its Contributed Sub (and, with respect to ICS, ActiveTel, and with respect to STC Sub, its certificate of formation and operating agreement) and all other books and records of the Contributed Sub (and ActiveTel) reasonably requested by Newco;

          (h) to Newco and each other Contributing Company, an executed copy of the Stockholders Agreement;

          (i) to Newco and each other Contributing Company, true and complete copies of all consents, notices or approvals (including any required under SECTION 5.22(f)) necessary to be obtained or made by such Contributing Company in connection with the transactions contemplated by this Agreement, other than those set forth on
Schedule 7.1(i) and those which would otherwise be required under SECTION
5.23.

          (j) with respect to STC only, to Newco, an executed copy of its Secondment Agreement with Newco Sub;

          (k) to Newco, an executed copy of its Agreement Regarding Key Management with Newco Sub;

          (l) to Newco and the lenders under the Bridge Loans, documentation evidencing the release of any and all liens on the Assets being delivered by such Contributing Company; and

          (m) such other documents as Newco or any other Contributing Company may reasonably request.

7.2  DELIVERIES BY NEWCO

          Contemporaneously with the execution of this Agreement, Newco shall deliver or shall cause Newco Sub to deliver, as appropriate, to each Contributing Company the following:

          (a) stock certificates issued in the name of such Contributing
Company for the Shares acquired by such Contributing Company pursuant to SECTION 2 hereof;

          (b) a certified copy of the resolutions adopted by the Board of Directors of Newco authorizing the transactions contemplated by this Exchange Agreement;

          (c) an opinion of Hogan & Hartson L.L.P., counsel to Newco, dated as of the date hereof, in substantially the form attached hereto as EXHIBIT H;

          (d) an opinion from Deloitte & Touche L.L.P., Newco's independent certified public accountants, addressed to Newco and each Contributing Company and dated as of the date hereof, to the effect and in substantially the form attached hereto as EXHIBIT I;

          (e) certificates of incumbency and specimen signatures of the signatory officers of Newco;

          (f) executed copies of the Bridge Loan documents, as set forth on
Schedule 2.7(a) hereto and evidence of the funding of all amounts thereunder;

          (g) an executed copy of the Stockholders Agreement;

          (h) a good standing certificate and copy of the charter, certified by the Secretary of State of the State of Delaware for ActiveTel;

          (i) an executed copy of the Secondment Agreement with STC;

          (j) an executed copy of the Agreement Regarding Key Management with each respective Contributing Company; and

          (k) such other Documents any Contributing Company may reasonably request.

8.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

8.1  SURVIVAL OF REPRESENTATIONS

          All representations and warranties in this Exchange Agreement shall survive for a period of eighteen (18) months after the date hereof. Notwithstanding anything herein to the contrary, any representation or warranty which is the subject of a claim that is asserted in writing prior to the expiration of the 18-month period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.


8.2  AGREEMENT OF THE CONTRIBUTING COMPANIES TO INDEMNIFY

          (a) Subject to the conditions and provisions of this SECTION 8, each Contributing Company hereby agrees to indemnify, defend and hold harmless Newco, Newco Sub and their respective officers, directors, employees, agents and representatives (collectively, the "Newco Indemnified Persons") from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by the Newco Indemnified Persons (whether such Claims are by, against or relate to Newco, Newco Sub, a Contributing Company or any other party, including, without limitation, a Governmental Agency), directly or indirectly, arising out of, by reason of or resulting from (i) any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by such Contributing Company in this Exchange Agreement or in any Document, certificate or Agreement Furnished by or on behalf of any such party pursuant to this Exchange Agreement or (ii) the Assets or the business and operations of such Contributing Company during the period prior to the date hereof (to the extent not reflected or reserved against in such Contributing Company's Pro Forma Statement). It shall be a condition to the right of any Newco Indemnified Person to indemnification pursuant to this Section that such Newco Indemnified Person shall assert a claim for such indemnification within the 18-month period set forth in SECTION 8.1 hereof. Notwithstanding the foregoing, no Contributing Company shall have any indemnification obligation or liability under this SECTION 8 for or in respect of any breach or asserted breach of any representation or warranty set forth in SECTION 5.4(b), SECTION 5.5 or SECTION 5.6 (without limiting, however, any indemnification obligation or liability under any other Section arising out of the same facts).

          (b) A Contributing Company will have no liability for indemnification under this SECTION 8.2 until the total of all damages incurred by the Newco Indemnified Persons resulting from such Contributing Company's actions or inactions exceeds $100,000.

          (c) In the event that ResNet shall be liquidated prior to the expiration of the 18-month period set forth in SECTION 8.1 above and the shares of Newco Common Stock shall be distributed to its members, ResNet, Inc. hereby agrees to assume any and all obligations of ResNet under this
SECTION 8.

          (d) Except with respect to Claims based upon fraud by any such Contributing Company, the maximum aggregate amount of indemnification which the Newco Indemnified Persons shall be entitled to from any Contributing Company under this SECTION 8.2 shall be an amount equal to the aggregate value on the date hereof of the Shares being issued to such indemnifying party hereunder, at an assumed price per share of $16,800.

8.3  CONDITIONS OF INDEMNIFICATION

          The obligations and liabilities of each Contributing Company hereunder with respect to their respective indemnities pursuant to this
SECTION 8, resulting from any Claim shall be subject to the following terms and conditions:

          (a) The indemnified party shall give prompt written notice to the indemnifying party of any Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified party and which may give rise to liability of the indemnifying party pursuant to this SECTION 8, stating (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof.

          (b) The indemnifying party shall promptly and timely engage counsel for representation with respect to any such Claim, such representation (including the compromise or settlement of any Claim) to be undertaken on behalf of the indemnified party, and the indemnified party shall have the right to approve such counsel (such approval not to be unreasonably withheld). In the event the indemnifying party elects not to undertake the defense of such Claim by its own counsel, the indemnifying party shall give prompt written notice of such election to the indemnified party, and the indemnified party will undertake the defense thereof by counsel or other representatives designated by it, at the cost and expense of the indemnifying party (such costs and expenses of such defense to be advanced by the indemnifying party as incurred by the indemnified party).

          (c) In the event that with respect to any Claim Newco and Newco Sub, on the one hand, and the Contributing Companies, on the other hand, are liable or reasonably likely to be held liable for part of the liability or obligation arising therefrom, then the parties shall, each choosing its or his own counsel and bearing its or his own expense, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of all parties (which consents shall not be unreasonably withheld).

          (d) The amount which any indemnifying party is or may be required to pay any indemnified party pursuant to this SECTION 8 shall be measured taking into account (i) any income tax savings (and income tax cost attributable to the indemnity payment) actually realized (or occurred) that affect the overall economic impact of the losses to the indemnified party, and

(ii) any insurance proceeds actually realized and adverse insurance consequences incurred (such as premium adjustments and other detriments) that affect the overall economic impact of the Claims to the indemnified party.

8.4  SPECIFIC PERFORMANCE

          In addition to any other remedies which the Contributing Companies may have at law or in equity, the Contributing Companies hereby acknowledge that the Contributing Businesses are unique, and that the harm to each of the Contributing Companies resulting from breaches by the other parties hereto of their respective obligations cannot be adequately compensated by damages. Accordingly, the parties hereto agree that the Contributing Companies shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Exchange Agreement specifically performed by the other parties hereto, as the case may be, and that any such party shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

8.5  REMEDIES CUMULATIVE

          The remedies provided herein shall be cumulative and shall not preclude the assertion by Newco or any Contributing Company of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

9.   MISCELLANEOUS

9.1  ADDITIONAL ACTIONS AND DOCUMENTS

          Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Exchange Agreement, including, but not limited to those consents set forth on Schedule 7.1(i). ICS further agrees to cause its subsidiary, ICS Licenses, Inc. to take all necessary action to transfer its FCC Microwave License (Call Sign WNTU955) to Newco within 45 days of the Closing Date.

9.2  NO BROKERS

          Each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Exchange Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Exchange Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

9.3  EXPENSES

          Newco and each Contributing Company shall be represented by its own independent counsel and will be responsible for its respective legal and consulting expenses, except that the Contributing Companies shall bear equally the expenses incurred by Newco, including the fees and expenses of Hogan & Hartson L.L.P., counsel to Newco, which fees and expenses shall not exceed $300,000 without the consent of the Contributing Companies.

9.4  ASSIGNMENT

          Each Contributing Company shall have the right to assign its rights and obligations under this Exchange Agreement, in whole or in part, to an Affiliate or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the Shares to be acquired hereunder or to exercise any of the rights of such Contributing Company, or to perform any of its obligations and shall be permitted to pledge all or any portion of such Shares to any lender thereof as collateral to secure indebtedness owed by such party. Except as provided in the foregoing sentence, no Contributing Company shall assign its rights and obligations under this Exchange Agreement, in whole or in part, whether by operation of law or otherwise, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by a Contributing Company of its respective rights or obligations under this Exchange Agreement, whether before or after the Closing, release such Contributing Company from its respective liabilities and obligations hereunder.

9.5  ENTIRE AGREEMENT; AMENDMENT

          This Exchange Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Exchange Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

9.6  WAIVER

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Exchange Agreement or under any other Documents Furnished in connection with or pursuant to this Exchange Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

9.7  CONSENT TO JURISDICTION

          (a) This Exchange Agreement and the duties and obligations of the Contributing Companies hereunder and under each of the Documents referred to herein shall be enforceable against each and all of the Contributing Companies in the courts of the United States of America and of the State of New York. For such purpose, each of the Contributing Companies hereby irrevocably submits to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Exchange Agreement and such other Documents may be heard and determined in any of such courts.

          (b) Each of the Contributing Companies hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Exchange Agreement or to any of the other Documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.8  ARBITRATION

          The parties to this Exchange Agreement agree that the exclusive remedy for resolution of any and all disputes arising out of or related to this Agreement, including any request for injunctive relief, shall be resolved by confidential binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures then in force, except as may be expressly modified by this Exchange Agreement. Such arbitration shall be conducted in New York, New York unless otherwise mutually agreed upon in writing by the parties. The costs of arbitration, including fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear its own fees and costs for the preparation and presentation of its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. Sections 1-16 et seq. ("USAA"), the provisions of this Exchange Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages.
The arbitrator's decision shall be final and binding. The parties hereby agree to subject themselves to the jurisdiction of any court in the State of New York for (i) confirmation and enforcement of any decision of the arbitrator pursuant to this SECTION 9.8 and (ii) injunctive relief solely to compel arbitration in accordance with this SECTION 9.8. All post-award proceedings shall be governed by the USAA and relevant laws of the State of New York.

9.9  SEVERABILITY

          If any part of any provision of this Exchange Agreement or any other Agreement or document given pursuant to or in connection with this Exchange Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Exchange Agreement.

9.10 GOVERNING LAW

          This Exchange Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the conflicts of law rules thereof).

9.11 NOTICES

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Exchange Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

          (a) If to STC:

              Shared Technologies Communications Corporation
              100 Constitution Plaza, Suite 1200
              Hartford, Connecticut  06103
              Attention:  Anthony D. Autorino

          with a copy (which shall not constitute notice) to:

              Day, Berry & Howard LLP
              CityPlace I
              Hartford, Connecticut  06103
              Attention:  Paul F. McAlenney

          (b) If to ICS:

              Interactive Cable Systems, Inc.
              1901 North Glenville Road, Suite 800
              Richardson, Texas  75801
              Attention:  Kevin Schottlaender

          with a copy (which shall not constitute notice) to:

              Fulbright & Jaworski L.L.P.
              865 South Figueroa Street, 29th Floor
              Los Angeles, California  90017
              Attention:  Tim C. Bruinsma

          (c) If to ResNet or ResNet, Inc.:

              ResNet Communications, LLC
              3900 West Innovation Street
              Sioux Falls, South Dakota  57107
              Attention:  Scott C. Petersen

          with a copy (which shall not constitute notice) to:

              Pillsbury Madison & Sutro LLP
              235 Montgomery Street
              San Francisco, California  94120
              Attention:  Gregg Vignos

          (d) If to Newco:

              Global Interactive Technologies Corporation
              1901 North Glenville Road, Suite 800
              Richardson, Texas  75801
              Attention:  Kevin Schottlaender

          with a copy (which shall not constitute notice) to:

              Hogan & Hartson L.L.P.
              111 South Calvert Street, Suite 1600
              Baltimore, Maryland  21202
              Attention:  Michael D. Colglazier

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


9.12 HEADINGS

          Section headings contained in this Exchange Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Exchange Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

9.13 EXECUTION IN COUNTERPARTS

          To facilitate execution, this Exchange Agreement may be executed in as many counterparts as may be required to obtain signatures from all parties. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Exchange Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

9.14 LIMITATION ON BENEFITS

          The covenants, undertakings and agreements set forth in this Exchange Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

9.15 BINDING EFFECT

          Subject to any provisions hereof restricting assignment, this Exchange Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Exchange Agreement, or have caused this Exchange Agreement to be duly executed on their behalf, as of the day and year first above written.

                                   SHARED TECHNOLOGIES
                                      COMMUNICATIONS CORPORATION


                                   By:  /s/ Paul C. Barry
                                        ---------------------------------------
                                        Paul C. Barry, President

                                   INTERACTIVE CABLE
                                      SYSTEMS, INC.


                                   By:  /s/ Kevin Schottlaender
                                        ---------------------------------------
                                        Kevin Schottlaender, President

                                   RESNET COMMUNICATIONS, LLC

                                        By: ResNet Communications, Inc.
                                             As Managing Member


                                   By:   /s/ Scott C. Petersen
                                        ---------------------------------------
                                        Scott C. Petersen, President

                                   GLOBAL INTERACTIVE TECHNOLOGIES
                                     CORPORATION


                                   By:   /s/ Kevin Schottlaender
                                        ---------------------------------------
                                        Kevin Schottlaender, President

                                   RESNET COMMUNICATIONS, INC.
                                   For purposes of Sections 2.7 and 8 only:


                                   By:   /s/ Scott C. Petersen
                                        ---------------------------------------
                                        Scott C. Petersen, President

                                     EXHIBIT A
                               TO EXCHANGE AGREEMENT
                           DATED AS OF NOVEMBER 30, 1998


DEFINITIONS

          "ACTIVETEL" means ActiveTel L.D., Inc., a Delaware corporation.

          "ADJUSTMENT DATE" has the meaning set forth in SECTION 2.6(a) hereof.

          "ADJUSTMENT DATE STATEMENT" has the meaning set forth in SECTION 2.6(a) hereof.

          "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

          "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

          "AGREEMENT REGARDING KEY MANAGEMENT" means the Agreements Regarding Key Management by and between Newco Sub and each Contributing Company, separately, and dated the date hereof, whereby Newco Sub agrees to permit certain of its Key Employees (as defined therein) to provide certain services to a Contributing Company.

          "APPROVALS" has the meaning set forth in SECTION 5.22 hereof.

          "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

          "BILLABLE PHONE SUBSCRIBER" means residential subscribers receiving service on a for-charge basis at a Contributing Company's undiscounted rates in a Relevant Property, whose account is not more than 90 days past due for a retail contract and excluding those properties for which (a) there is no PBX or service is not being offered or (b) there is either no contract or a month-to-month contract where a Contributing Company has received notice that its service to such properties is or will be terminated or such Contributing Company has knowledge that another operator has been granted the right to service such properties.

          "BRIDGE LOANS" means the senior and junior bridge loans being obtained by Newco and Newco Sub on the date hereof as set forth on SCHEDULE 2.7(a).

          "BROADCAST STATION" has the meaning set forth in SECTION 5.30 hereof.

          "CABLE SUBSCRIBERS" means individual residential subscribers to the basic cable service tier in retail properties and fully activated units in bulk contract properties, which comprise the Relevant Properties, and which, as of the Closing, are active subscribers to the cable services offered by the applicable Contributing Company, whose account is not more that 90 days past due for a retail contract and 60 days past due for a bulk contract and excluding those properties for which there is no contract or a month-to-month contract where a Contributing Company has received notice that its service to such properties is or will be terminated or such Contributing Company has knowledge that another operator has been granted the right to service such properties.

          "CABLE SYSTEMS" has the meaning set forth in SECTION 5.24 hereof.

          "CAPITAL ADVANCE NOTE" has the meaning set forth in SECTION 3.2 hereof.

          "CERTIFICATE OF MERGER" has the meaning set forth in SECTION 2.5 hereof.

          "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

          "CLOSING" means the closing of the sale and purchase of the equity interests in Newco pursuant to this Exchange Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, 47 U.S.C. Section 151, et seq.

          "CONTINUING EMPLOYEES" has the meaning set forth in SECTION 3.3 hereof.

          "CONTRIBUTED BUSINESSES" means the ICS Business, the STC Business and the ResNet Business.

          "CONTRIBUTED SUBS" means the ICS Sub, the STC Sub and the ResNet Sub.

          "CONTRIBUTING COMPANIES" means STC, ICS and ResNet.

          "CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

          "DEFINED BENEFIT PLAN" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

          "DGCL" means the Delaware General Corporation Law, as amended.

          "DISCLOSURE SCHEDULE" means the disclosure schedule identified as the Disclosure Schedule to the Exchange Agreement, which is hereby incorporated by reference.

          "DOCUMENTS" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

          "DOL" means the Department of Labor or its successors.

          "ENCUMBRANCE" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

          "ENVIRONMENTAL LAWS" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "ESOP" means an "EMPLOYEE STOCK OWNERSHIP PLAN" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

          "EXHIBIT" means an exhibit attached to the Exchange Agreement.

          "FCC" means the Federal Communications Commission or any successor thereto.

          "FCC APPLICATIONS" has the meaning set forth in SECTION 5.26 hereof.

          "FCC LICENSES" has the meaning set forth in SECTION 5.25 hereof.

          "FCC RULES" has the meaning set forth in SECTION 5.25 hereof.

          "FRANCHISOR" has the meaning set forth in SECTION 5.24 hereof.

          "FURNISHED" means supplied, delivered or provided in any way.

          "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

          "HART-SCOTT-RODINO" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "HAZARDOUS MATERIALS" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants" "contaminants", "hazardous materials," "HAZARDOUS WASTES," "HAZARDOUS SUBSTANCES," "TOXIC SUBSTANCES," "RADIOACTIVE MATERIALS," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls
(PCBs), asbestos, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

          "ICS" means Interactive Cable Systems, Inc., a California corporation.

          "ICS BUSINESS" has the meaning set forth in SECTION 2.3(a) hereof.

          "ICS SUB" has the meaning set forth in SECTION 2.3(a) hereof.

          "INTELLECTUAL PROPERTY" means all franchises, patents, patent qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, computer software, industrial designs and drawings and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof.

          "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; environmental protection, including Environmental Laws; and Laws relating to communications and cable television regulation, including the Communications Act).

          "MATERIAL ADVERSE EFFECT" means any material adverse effect on the assets, properties, business, operations, prospects, condition (financial or otherwise) or liabilities of any of the Contributing Companies or their Affiliates, if any, taken as a whole.

          "MERGER" has the meaning set forth in SECTION 2.5 hereof.

          "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as such term is defined in Section 3(37) of ERISA.

          "NEWCO" means Global Interactive Technologies Corporation, a Delaware corporation.

          "NEWCO COMMON STOCK" means the common stock, par value $.01 per share, of Newco.

          "NEWCO DISCLOSURE SCHEDULE" means the disclosure schedule identified as the Newco Disclosure Schedule to the Exchange Agreement, which is hereby incorporated by reference.

          "NEWCO SUB" means Global Interactive Communications Corporation, a Delaware corporation.

          "ORDINARY COURSE OF BUSINESS" means ordinary course of business consistent with past practices and prudent business operations.

          "OTHER ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

          "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

          "PENSION PLAN" means an "EMPLOYEE PENSION BENEFIT PLAN" as such term is defined in Section 3(2) of ERISA.

          "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

          "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "EMPLOYEE BENEFIT PLAN" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by a Contributing Company; (b) to which a Contributing Company contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for a Contributing Company and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "PRO FORMA STATEMENT" has the meaning set forth in SECTION 2.6(a) hereof.

          "QUALIFIED PLAN" means a Pension Plan that satisfies, or is intended by Company to satisfy, the requirements for tax qualification described in
Section 401 of the Code.

          "REAL PROPERTY" means the real property owned, operated, or used by the Contributing Companies in the Contributed Businesses as of July 31, 1998, any additional real property owned, operated, or used since that date, and, for purposes of SECTION 5.17, any real property formerly owned or operated.

          "RELEVANT PROPERTIES" has the meaning set forth in SECTION 5.23 hereof.

          "REPORTS" has the meaning set forth in SECTION 5.27 hereof.

          "RESNET" means ResNet Communications, LLC, a Delaware limited liability company.

          "RESNET BUSINESS" has the meaning set forth in SECTION 2.4(a) hereof.

          "RESNET SUB" has the meaning set forth in SECTION 2.4(a) hereof.

          "RIGHTS OF ENTRY" means valid, lawful, binding and enforceable written agreements in favor of a Contributing Company to provide exclusive video programming delivery service, telephone service and/or telecommunications service to Cable Subscribers and/or Billable Phone Subscribers.

          "SECTION" means a Section (or a subsection) of this Exchange
Agreement.

          "SECONDMENT AGREEMENT" means the Secondment Agreement by and between Newco Sub and STC, dated the date hereof, regarding STC seconding certain of its employees to Newco Sub.

          SECURITIES ACT" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

          "SHARES" has the meaning set forth in SECTION 4.6 hereof.

          "STC" means Shared Technologies Communications Corporation, a Delaware corporation.

          "STC BUSINESS" has the meaning set forth in SECTION 2.2(a) hereof.

          "STC SUB" has the meaning set forth in SECTION 2.2(a) hereof.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement in the form attached hereto as EXHIBIT D.

          "SUBSIDIARY" means a corporation or other entity of which at least 80% of the outstanding securities or other interests having rights to vote or otherwise exercise control are held, directly or indirectly, by a Contributing Company.

          "TAXES" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

          "TAX RETURNS" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by any Contributing Company or "affiliated group" within the meaning of
Section 1504(a) of the Code (without regard to extensions of time permitted by law or otherwise).

          "TITLE I PLAN" means a Plan that is subject to Title I of ERISA.

          "WELFARE PLAN" means an "EMPLOYEE WELFARE BENEFIT PLAN" as such term is defined in Section 3(1) of ERISA.